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                                                                  EXHIBIT (b)(5)
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NATIONAL LIFE                National Life Insurance Company
of VERMONT                   Montpelier, Vermont 05604                       RETIREMAX
                             Tel:    802 229-3333                            Variable Annuity Application

Application No.: _______   Branch No.: ________  Pension Code: ______  Contract No.:______

A. OWNER                   1. Owner Name:_______________________________________________________
   INFORMATION             2.  Social Security No. or Tax ID No.________________________________
                           3.  Address:  _______________________________________________________
                                         _______________________________________________________
                           4. Date of Birth or Date of Trust:___________________________________
                           5. Sex _____Male _____Female
                           6. Area Code & Daytime Telephone:____________________________________
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B. ANNUITANT               1.  Annuitant Name: _________________________________________________
                           2.  Social Security No. _____________________________________________
                           3.  Address:_________________________________________________________
                                       _________________________________________________________
                           4.  Date of Birth or Date of Trust:__________________________________
                           5.  Sex _____Male _____Female
                           6.  Area Code & Daytime Telephone:___________________________________
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C.  BENEFICIARY(IES)       First:_______________________________    Second:_______________________
    (If 401(a), do Date of Birth:________________________   Date of Birth:__________________
     NOT complete.         Social Security Number:________________  Social Security Number:__________
    Beneficiary will       Relationship to Contract                 Relationship to Contract
    be owner.)             Owner or Annuitant:___________________   Owner or Annuitant:______________
                           As per supplemental request:_____________________________________________
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D.  TYPE OF PLAN.1.        Non-Qualified Plan             2.   Qualified Plan:
                             ___Individually Owned             ____Pension or Profit-Sharing Plan Section401(a) or Section403(a)
                             ___1035 Exchange                  ____Tax-Deferred Annuity (Section403(b)
                             ___Other (Describe)               ____Individual IRA ___SEP IRA ___Simple IRA
                                                                 ___Regular Contributor:  Year____ $_________
                                                                 ___Transfer
                                                                 ___Rollover
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E.  FUND SELECTION.              MARKET STREET FUND:                           FIDELITY INVESTMENTS:
    Allocate percen-               Growth                   ____%                Equity-Income      _____%
    tages to the                   Aggressive Growth        ____%                Overseas           _____%
    following funds:               Managed                  ____%                Growth             _____%
    (Whole percen-                 Bond                     ____%                High Income        _____%
    tages.  Not less than          International            ____%                Index 500          _____%
    5% per allocation.             Sentinel Growth          ____%                Contrafund         _____%
    Select no more than            Money Market
    17 variable funds.                 Acct.                ____%
    Must total 100%.)
                              FRED ALGER MANAGEMENT:                STRONG CAPITAL MGMT:            NATIONAL LIFE INSURANCE COMPANY
                                 Small Capitalization  ____%           Special Fund II      ____%      Fixed Account  _____%
                                 Growth Fund           ____%           Growth Fund II       ____%
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F.  REMINDER                  1. Would you like us to send a periodic reminder to fund this contract?   ___Yes   ___No
    NOTICE                    2. Amount: $_____________________________             4.  Send Notice to:  (Check one)
                              3. Frequency:    ____Annual                ____ Monthly (Group)    ____Annuitant's address
                                               ____Semi-Annual           ____EFT                 ____Owner's address
                                               ____Quarterly                                     ____Other (Give name and address
                                                                                                        in section K. Remarks
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G.                           REPLACEMENT Has there been or will there be a
                             lapse, surrender, replacement, reissue, or change
                             to reduce amount, premium or coverage of any
                             existing life or annuity contract if the applied
                             for contract is issued, or will there be any
                             substantial borrowing on any life insurance policy
                             if the applied for contract is issued? ____Yes ____No
                             Company Name(s) and Policy Number(s):__________________

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H.  RIDER.           _____Enhanced Death Benefit Rider         _____NIMCRUT Rider
                     _____ TDA Rider                           _____IRA Rider
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I.  INVESTMENT        1.  Portfolio Rebalancing:
    MANAGEMENT        a.  Does the Owner request Portfolio Rebalancing, through which the Accumulated Values
    (Select only          in the Sub-Accounts of the Separate Account will be automatically reallocated according
    ONE of these          to the fund allocation percentages?  ___Yes   ____No
     options)
                      b. Frequency: ____Annual   _____Semi-Annual   _____Quarterly

(Complete Dollar      2. Dollar Cost Averaging:
Cost Averaging        Does the Owner request Dollar Cost Averaging through which the
section only if       Accumulated Value in the amount designated below would be
you have selected     transferred from the Money Market Sub-Account to the other
Money Market.)        Sub-Accounts as have selected apportioned below, once
                      each month. ____Yes _____No

                      Allocation: (Total allocation may not be less than $ 1 00.)

           MARKET STREET FUND:                              FIDELITY INVESTMENTS:
           Growth                 $_________                 Equity-Income           $__________
           Aggressive Growth      $_________                 Overseas                $__________
           Managed                $_________                 Growth                  $__________
           Bond                   $_________                 High Income             $__________
           International          $_________                 Index 500               $__________
           Sentinel Growth        $_________                 Contrafund              $__________

                              FRED ALGER MANAGEMENT:                   STRONG CAPITAL MGMT:             OTHER (as available)
                                Small Capitalization  $_________          Special Fund II     $_______      ___________   $______
                                Growth Fund           $_________          Growth Fund II      $_______      ___________   $______
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J.TELEPHONE          1.   Does the Owner authorize the Company to accept telephone requests by the Owner to:
TRANSACTION               -Change the fund allocation percentages      - Add, cancel or change Portfolio Rebalancing, or Dollar
PRIVILEGE                 -Transfer funds among Sub-Accounts             Cost Averaging

                          ___Check here if you wish to authorize the Company to accept telephone requests by the Owner for investment management and fund selection.

                     2.   ___Check here if you wish to authorize your representative/agent to have telephone transaction privileges.

                             Name of Representative: _________________________________________
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K. REMARKS

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L. AUTHORIZATION     I hereby represent my answers to the above questions to be true and correct to the best of my knowledge and belief I understand that annuity payments or surrender values, when based upon the investment experience of a separate account, are variable and not guaranteed as to a fixed dollar amount.

                     ____ Receipt of Variable Annuity and Fund Prospectuses is hereby acknowledged.

                     I have paid $___ for Variable Annuity with this application.

                     Monies remitted via: ___ Check     ____Wire      ___1035      ____ Transfer

           Signed at (City & State)_________________      on this day of:  (mmddyy)_______________

           Owner's Signature: _________________________________________________

           Annuitant's Signature: (Ifdifferent than Owner):____________________
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
M. BROKER/DEALER        Signature of Registered Representative:              Signature of Broker/Dealer:
   SALES                _______________________________________              ___________________________________________
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